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                                                                    EXHIBIT 10.2

                            SUBSCRIPTION AGREEMENT
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          THIS AGREEMENT (the "Agreement") is made as of December 29, 1997, by
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and between Tuesday Morning Corporation, a Delaware corporation (the "Company"),
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and Madison Dearborn Partners Capital Partners II, L.P., a Delaware limited partnership ("MDCP II").
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          The parties hereby agree as follows:

          1.   Authorization. The Company hereby authorizes the issuance and
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sale to MDCP II of an aggregate of:

          (i) 3,216,030 shares of the Common Stock, par value $.01 per share (the "Common Stock"), for a purchase price of $3,216,030; and
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          (ii) 80,794.164 shares of the Series B-1 Cumulative Junior Redeemable
               Preferred Stock, par value $.01 per share (the "Preferred Stock";
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               together, with the Common Stock, the "Securities"), for a
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               purchase price of $80,794,164.

          2.   Subscription.  MDCP II hereby subscribes for the Common Stock and
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the Preferred Stock of the Company and does hereby agree to pay as consideration therefor, at such time or times as determined by the Board of Directors of the Company, cash (or such other consideration as shall be approved by the Board of Directors of the Company) in the aggregate amount of $84,010,194.

          3.   Investment Representations.   MDCP II represents that it will
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acquire the Securities for its account for the purpose of investment and not with a view to the distribution or resale thereof in violation of federal or state securities laws. MDCP II further represents that it has such knowledge and experience in financial and business matters and that it is capable of evaluating the merits and risks of purchasing such shares. MDCP II understands that the Securities have not been registered under the Securities Act of 1933 (the "Act") or under any state securities law or blue sky law of any
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jurisdiction ("Blue Sky Law") and, therefore, none of such shares can be sold,
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assigned, transferred, pledged or otherwise disposed of without registration under the Act and under applicable Blue Sky Law or unless an exemption from registration thereunder is available. MDCP II shall not sell, assign, transfer, pledge or otherwise dispose of any such shares (or any interest therein) without registration under the Act and under applicable Blue Sky Law or unless an exemption from registration thereunder is available. MDCP II understands that the stock certificate evidencing such shares will bear a legend to the effect of the foregoing.


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          IN WITNESS WHEREOF, the parties hereto have executed this Subscription
Agreement on the day and year first above written.


                                   TUESDAY MORNING CORPORATION

                                   By______________________________________

                                   Its:____________________________________


                                   MADISON DEARBORN CAPITAL PARTNERS II,
                                   L.P.

                                   By:  Madison Dearborn Partners II, L.P.
                                   Its: General Partner

                                   By:  Madison Dearborn Partners, Inc.
                                   Its: General Partner

                                   ________________________________________
                                   By:  Benjamin D. Chereskin
                                   Its: Vice President